As approved by the Compensation and Nominating
Committee of the Board on:
December 2, 2025
Supersedes prior version effective
from:
January 1, 2019
Exhibit 10.6
SHORT TERM INCENTIVE PLAN – EXECUTIVE KMPs
1.
PURPOSE
These
guidelines
provide
information
on
the
Coronado
Global
Resources
Short
Term
Incentive
(STI)
plan
of
which
executive
(being
the
CEO
and
any
direct
report
of
the
CEO)
Key
Management
Personnel
(KMPs)
of
Coronado Global Resources Inc (the Company) may be eligibile to participate.
The STI
does
not form
part
of a
KMP’s
contract
of
employment
nor does
STI form
part of
their
salary
for the
purpose
of
calculating
payment
in
lieu
of
notice
or
any
other
entitlement
(except
for
superannuation
/
401k
contributions by the Company).
All
payments
remain
at
the
absolute
discretion
of
the
Company’s
Board
of
Directors
(the
Board)
and
can
be
reduced or cancelled at any time throughout the performance
period.
The
performance
period
relative
to
the
STI
commences
on
January 1,
each
year
and
concludes
on
December 31.
The plan will
be reviewed annually
and is subject
to change at
the discretion of
the Company’s
Board of Directors.
2.
ELIGIBILITY
All KMPs, whose employment commences prior to 1 October of the performance year and who are employed on
an ongoing basis as at 31 December of the performance
year will be eligible to participate in the STI plan.
Where
a
participant
ceases
employment
before
31
December
by
reason
of
redundancy,
ill
health,
death
or
retirement, they may be entitled
to receive a pro-rata amount of
the STI based on the
actual performance against
the applicable
measures and
the period
employed during
the year.
Determination of
entitlements will
be made
by the Board
and if so
approved by the
Board, payment will
be made following
the end of
the STI performance
period.
3.
OPPORTUNITY / PAYMENT
Maximum STI opportunity will be expressed as a percentage of Total
Employment Cost (TEC) for those KMP on
TEC packages; and as a percentage of base salary for
those on base arrangements.
Any
award
of
STI
to
the
Chief
Executive
Officer,
Chief
Operating
Officer
and
Chief
Financial
Officer
will
be
delivered as follows:
●
50% will be delivered in cash after the release of the Company’s audited full-year financial results; and
●
50% will be deferred for 12
months and delivered in cash after
the release of the Company’s audited full-
year financial results for the year following the year of the award. The payment of the deferred STI is not contingent on continued service to the deferred payment date.
Awards
of
STI
to
other
KMPs
will
be
delivered
in
cash
without
any
deferral.
Payments
will
be
calculated
and
made as soon as practicable after the audited results
have been received and accepted by the Board.
Payments will be calculated based on the participant’s TEC / base salary as at 31 December of the performance year.
Regardless
of
business
performance,
payments
may
be
reduced
or
cancelled
with
respect
to
individual
performance or behaviour at the discretion of the Board.

As approved by the Compensation and Nominating
Committee of the Board on:
December 2, 2025
Supersedes prior version effective
from:
January 1, 2019
4.
STI MEASURES
The
STI
performance
targets
and
other
relevant
measures
to
apply
each
year
shall
be
approved
by
the
Compensation
and
Nominating
Committee
of
the
Board,
or
otherwise
in
accordance
with
the
Charter
of
the
Committee or the Board on an annual basis.